Exhibit 99.1

Enova Reports Second Quarter 2025 Results

•
Originations rose 28% and total company revenue increased 22% from the second quarter of 2024
•
Diluted earnings per share of $2.86 increased 48% and adjusted earnings per share1 of $3.23 rose 46% compared to the second quarter of 2024
•
Consolidated credit performance remained strong with a net charge-off ratio of 8.1% and net revenue margin of 58%
•
Year-over-year improvement in the consolidated 30+ day delinquency ratio of 7.1% and stability in the consolidated portfolio fair value premium of 115% reflect a stable credit outlook
•
Liquidity, including cash and marketable securities and available capacity on facilities, totaled $1.1 billion at June 30th
•
Share repurchases during the quarter totaled $54 million

CHICAGO, July 24, 2025 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial services company powered by machine learning and world-class analytics, today announced financial results for the second quarter ended June 30, 2025.

"We are pleased to report another quarter of strong performance,” said David Fisher, Enova's CEO. "For the fifth quarter in a row, we generated greater than 20% year-over-year growth in revenue, originations and adjusted EPS. We remain committed to prudently managing the business to produce sustainable and profitable growth, and we believe our diversified business, strong competitive position, world-class team, advanced technology and analytics platform position us very well for the remainder of this year and beyond.”

Second Quarter 2025 Summary

•
Total revenue of $764 million increased 22% from $628 million in the second quarter of 2024.
•
Net revenue margin of 58% compared to 59% in the second quarter of 2024, reflecting continued solid credit performance.
•
Net income of $76 million, or $2.86 per diluted share, increased 41% from $54 million, or $1.93 per diluted share, in the second quarter of 2024.
•
Adjusted EBITDA1 of $203 million increased 25% from $163 million in the second quarter of 2024.
•
Adjusted earnings per share1 of $3.23 increased 46% from $2.21 per diluted share in the second quarter of 2024.
•
Total company combined loans and finance receivables1 increased 20% from the end of the second quarter of 2024 to a record $4.3 billion with total company originations of $1.8 billion in the quarter.
•
Repurchased $54 million of common stock under the company’s share repurchase program.

“Our second quarter results reflect the strength of our diversified product offerings and the ability of our team to deliver strong originations growth, revenue and profitability while maintaining solid credit,” said Steve Cunningham, CFO of Enova. “Our focused growth strategy, sophisticated unit economics decisioning and solid

1 Non-GAAP measure. Refer to “Non-GAAP Financial Measures,” “Loans and Finance Receivables Financial and Operating Data,”
and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for additional information.

balance sheet support our ability to successfully navigate a range of operating environments and deliver on our commitment to driving long-term shareholder value through both continued investments in our business and share repurchases.”

Enova Announces Planned Key Senior Leadership Changes

Enova today announced planned key senior leadership changes, which reflect the Company’s long-term leadership transition planning. David Fisher, Enova’s Chairman of the Board and Chief Executive Officer, will transition to the role of Executive Chairman of the Board of Directors, effective January 1, 2026, and will continue to lead the Board of Directors on company strategy while supporting stability and continuity during the leadership transitions. Fisher intends to serve as Executive Chairman for at least two years. Steve Cunningham, Enova’s current Chief Financial Officer, will succeed Fisher as CEO, effective January 1, 2026. In addition, Cunningham has joined the Board of Directors, effective immediately. Scott Cornelis, current Treasurer and Vice President of Finance for Enova, will succeed Steve Cunningham as CFO, effective January 1, 2026. The details of the announcement can be accessed here.

Conference Call

Enova will host a conference call to discuss its second quarter 2025 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, July 24th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until July 31, 2025, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 9191893.

About Enova

Enova International (NYSE: ENVA) is a leading online financial services company that serves small businesses and consumers who are underserved by traditional banks. For over 20 years, Enova has provided over $63 billion in loans and financing to more than 13 million customers by offering a suite of market-leading products powered by the company's world-class analytics, machine learning algorithms and proprietary technology. You can learn more about the company and its portfolio of businesses at www.enova.com.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Erin Yeager

Email: media@enova.com

Investor Relations Contact:

Lindsay Savarese

Office: 1-212-331-8417

Email: IR@enova.com

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States, or GAAP, Enova provides historical non-GAAP financial information. Enova presents non-GAAP financial information because such measures are used by management in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide management and investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures

Enova provides adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which can provide a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management utilizes, and also believes that investors utilize, the Adjusted Earnings Measures to assess operating performance, recognizing that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the Adjusted Earnings Measures are useful to management and investors in comparing Enova's financial results during the periods shown without the effect of certain items that are not indicative of Enova’s core operating performance or results of operations.

Adjusted EBITDA Measures

Enova provides Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, stock-based compensation and certain other items, as appropriate, that are not indicative of our core operating performance. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management utilizes, and also believes that investors utilize, Adjusted EBITDA Measures to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Enova believes that Adjusted EBITDA is useful to management and investors in comparing Enova’s financial results during the periods shown without the effect of certain non-cash items and certain items that are not indicative of Enova’s core operating performance or results of operations. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

(Unaudited)

	June 30,		December 31,
	2025	2024	2024
Assets
Cash and cash equivalents	$55,560	$60,138	$73,910
Restricted cash	323,883	211,167	248,758
Loans and finance receivables at fair value	4,773,315	3,939,159	4,386,444
Income taxes receivable	35,586	68,732	40,690
Other receivables and prepaid expenses	78,045	71,172	63,752
Property and equipment, net	127,686	115,061	119,956
Operating lease right-of-use assets	17,781	13,180	18,201
Goodwill	279,275	279,275	279,275
Intangible assets, net	6,923	14,978	10,951
Other assets	26,699	44,229	24,194
Total assets	$5,724,753	$4,817,091	$5,266,131
Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$257,509	$333,972	$249,970
Operating lease liabilities	32,654	26,511	32,165
Deferred tax liabilities, net	242,421	114,959	223,590
Long-term debt	3,963,514	3,194,121	3,563,482
Total liabilities	4,496,098	3,669,563	4,069,207
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 47,176,544, 46,373,689 and 46,520,916 shares issued and 25,070,028, 26,498,011 and 25,808,096 outstanding as of June 30, 2025 and 2024 and December 31, 2024, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	346,926	308,481	328,268
Retained earnings	1,846,848	1,590,645	1,697,754
Accumulated other comprehensive loss	(8,853)	(10,749)	(13,691)
Treasury stock, at cost (22,106,516, 19,875,678 and 20,712,820 shares as of June 30, 2025 and 2024 and December 31, 2024, respectively)	(956,266)	(740,849)	(815,407)
Total stockholders’ equity	1,228,655	1,147,528	1,196,924
Total liabilities and stockholders’ equity	$5,724,753	$4,817,091	$5,266,131

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$764,043	$628,436	$1,509,584	$1,238,325
Change in Fair Value	(322,585)	(258,245)	(641,944)	(522,268)
Net Revenue	441,458	370,191	867,640	716,057
Operating Expenses
Marketing	142,848	120,765	282,139	231,332
Operations and technology	63,648	54,953	126,110	109,332
General and administrative	40,508	39,708	82,972	79,573
Depreciation and amortization	10,348	9,709	20,409	19,972
Total Operating Expenses	257,352	225,135	511,630	440,209
Income from Operations	184,106	145,056	356,010	275,848
Interest expense, net	(82,781)	(70,954)	(163,325)	(136,551)
Foreign currency transaction gain (loss)	134	(19)	(318)	(67)
Equity method investment income	613	—	733	—
Other nonoperating expenses	(1,019)	(521)	(1,019)	(1,013)
Income before Income Taxes	101,053	73,562	192,081	138,217
Provision for income taxes	24,904	19,651	42,987	35,878
Net income	$76,149	$53,911	$149,094	$102,339
Earnings Per Share
Earnings per common share:
Basic	$3.01	$2.00	$5.85	$3.71
Diluted	$2.86	$1.93	$5.51	$3.56
Weighted average common shares outstanding:
Basic	25,297	26,938	25,486	27,567
Diluted	26,646	27,941	27,062	28,722

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Total cash flows provided by operating activities	$838,508	$709,505
Cash flows from investing activities
Loans and finance receivables	(1,013,727)	(827,638)
Capitalization of software development costs and purchases of fixed assets	(24,099)	(22,312)
Total cash flows used in investing activities	(1,037,826)	(849,950)
Cash flows provided by financing activities	255,953	35,159
Effect of exchange rates on cash, cash equivalents and restricted cash	140	(848)
Net increase (decrease) in cash, cash equivalents and restricted cash	56,775	(106,134)
Cash, cash equivalents and restricted cash at beginning of year	322,668	377,439
Cash, cash equivalents and restricted cash at end of period	$379,443	$271,305

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA

(dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended June 30, 2025 and 2024.

Three Months Ended June 30,	2025	2024	Change
Ending combined loan and finance receivable principal balance:
Company owned	$4,141,113	$3,423,652	$717,461
Guaranteed by the Company(a)	16,762	12,487	4,275
Total combined loan and finance receivable principal balance(b)	$4,157,875	$3,436,139	$721,736
Ending combined loan and finance receivable fair value balance:
Company owned	$4,773,315	$3,939,159	$834,156
Guaranteed by the Company(a)	23,777	17,284	6,493
Ending combined loan and finance receivable fair value balance(b)	$4,797,092	$3,956,443	$840,649
Fair value as a % of principal(c)	115.4%	115.1%	0.3%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$4,298,675	$3,569,726	$728,949
Guaranteed by the Company(a)	20,014	14,941	5,073
Ending combined loan and finance receivable balance(b)	$4,318,689	$3,584,667	$734,022
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$4,201,674	$3,485,739	$715,935
Guaranteed by the Company(a)(d)	18,495	13,730	4,765
Average combined loan and finance receivable balance(a)(d)	$4,220,169	$3,499,469	$720,700
Installment loans as percentage of average combined loan and finance receivable balance	44.2%	47.7%	(3.5)%
Line of credit accounts as percentage of average combined loan and finance receivable balance	55.8%	52.3%	3.5%

Revenue	$754,577	$619,340	$135,237
Change in fair value	(320,556)	(255,980)	(64,576)
Net revenue	$434,021	$363,360	$70,661
Net revenue margin	57.5%	58.7%	(1.2)%

Combined loan and finance receivable originations and purchases	$1,803,049	$1,408,654	$394,395

Delinquencies:
>30 days delinquent	$305,583	$268,053	$37,530
>30 days delinquent as a % of combined loan and finance receivable balance(c)	7.1%	7.5%	(0.4)%

Charge-offs:
Charge-offs (net of recoveries)	$342,880	$268,386	$74,494
Charge-offs (net of recoveries) as a % of average combined loan and finance receivable balance(d)	8.1%	7.7%	0.4%

(a) Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.

(b) Non-GAAP measure.

(c) Determined using period-end balances.

(d) The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$76,149	$53,911	$149,094	$102,339
Adjustments:
Transaction-related costs(a)	—	—	—	327
Equity method investment income	(613)	—	(733)	—
Other nonoperating expenses(b)	1,019	521	1,019	1,013
Intangible asset amortization	2,013	2,013	4,027	4,027
Stock-based compensation expense	8,106	7,764	16,042	15,403
Foreign currency transaction (gain) loss	(134)	19	318	67
Cumulative tax effect of adjustments	(488)	(2,590)	(2,976)	(5,232)

Adjusted earnings	$86,052	$61,638	$166,791	$117,944

Diluted earnings per share	$2.86	$1.93	$5.51	$3.56

Adjusted earnings per share	$3.23	$2.21	$6.16	$4.11

Adjusted EBITDA Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$76,149	$53,911	$149,094	$102,339
Depreciation and amortization expenses	10,348	9,709	20,409	19,972
Interest expense, net	82,781	70,954	163,325	136,551
Foreign currency transaction (gain) loss	(134)	19	318	67
Provision for income taxes	24,904	19,651	42,987	35,878
Stock-based compensation expense	8,106	7,764	16,042	15,403
Adjustments:
Transaction-related costs(a)	—	—	—	327
Equity method investment income	(613)	—	(733)	—
Other nonoperating expenses(b)	1,019	521	1,019	1,013

Adjusted EBITDA	$202,560	$162,529	$392,461	$311,550

Adjusted EBITDA margin calculated as follows:
Total Revenue	$764,043	$628,436	$1,509,584	$1,238,325
Adjusted EBITDA	202,560	162,529	392,461	311,550
Adjusted EBITDA as a percentage of total revenue	26.5%	25.9%	26.0%	25.2%

(a)
In the first quarter of 2024, the Company recorded $0.3 million ($0.2 million net of tax) of costs related to a consent solicitation for the Senior Notes due 2025.
(b)
In the second quarter of 2025 and the first and second quarters of 2024, the Company recorded other nonoperating expense of $1.0 million ($0.8 million net of tax), $0.5 million ($0.4 million net of tax) and $0.5 million ($0.4 million net of tax), respectively, related to the early extinguishment of debt.